VOTE BY MAIL
1. Read the proxy statement.
2. Check the appropriate box(es) on the reverse side of the voting instruction card.
3. Sign, date and return the proxy card in the envelope provided.
PO Box 211230, Eagan, MN 55121-9984
VOTE ONLINE
1. Read the proxy statement and locate your control number.
2. Go to www_________________.
3. Follow the simple instructions.

VOTE BY PHONE
1. Read the proxy statement and locate your control number below.
2. Call toll-free ____________.
3. Follow the simple instructions.

PLEASE DETACH AT PERFORATION BEFORE MAILING.
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TRAN CAPITAL FOCUSED FUND
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD July 21, 2022
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE FUND
INSURANCE COMPANY NAME PRINTS HERE

The undersigned, an owner or participant in an annuity or life insurance contract (the “Contract”) issued by the above referenced insurance company (the “Insurance Company”) and having received Notice of the July 21, 2022 Special Meeting of Shareholders (the “Meeting”) of Tran Capital Focused Fund (the “Target Fund”), a series of FundVantage Trust, hereby instructs the Insurance Company to vote its shares in the Fund, which are attributable to the undersigned’s participation in the Contract, at the Meeting to be held at the principal offices of FundVantage Trust, located at 301 Bellevue Parkway, 2nd Floor, Wilmington, Delaware 19809 on July 21, 2022 at 3:00 p.m. Eastern Time, and any adjournments or postponements thereof.

If you fail to return this Voting Instruction Card, depending on your separate account, the Insurance Company will vote all shares of the Fund attributable to your account value in proportion to the votes of policy owners allocating assets to such Fund for which voting instructions are received by the Insurance Company.

Shares will be voted in the same manner specified in this Voting Instruction Card when properly executed and delivered. If no direction is made when the duly executed Voting Instruction Card is returned, the Insurance Company will vote in favor of the Proposals.

CONTROL NUMBER

AUTHORIZED SIGNATURES(S)
This section must be completed for your vote to be counted.

Signature(s) and Title(s) if applicable	Sign the box above.

Date

NOTE: Please sign exactly as your name(s) appear(s) on this voting instruction card. If signing for estates, trusts or other fiduciaries, your title or capacity should be stated and where more than one name appears, a majority must sign. If shares are held jointly, one or more joint owners should sign personally. If a corporation, the signature should be that of an authorized officer who should state his or her title.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to be held on July 21, 2022.

The Proxy Statement for this Meeting is available at www.eproxyaccess.com/tcm2022

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR VOTE TODAY!

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.

IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS INSTRUCTION CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE DETACH AT PERFORATION BEFORE MAILING.
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This proxy is solicited on behalf of the Board of Trustees of the Fund. It will be voted as specified.
If no specification is made, this instruction card shall be voted FOR the proposals.
If any other matters properly come before the Meeting to be voted on, the proxy holders may, in their discretion, vote upon any other matters as may properly come before the Special Meeting and any adjournments or postponements thereof.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSALS.
TO VOTE, MARK BOX(ES) BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

		FOR	AGAINST	ABSTAIN

1
To approve Agreement and Plan of Reorganization (the “Plan”), which has been approved by the FundVantage Trust Board of Trustees, which provides for the reorganization of the Target Fund, a series of FundVantage Trust, into the Cromwell Tran Sustainable Focus Fund (the “Acquiring Fund”), a newly created series of Total Fund Solution (“TFS” )(the “Reorganization”); and
		☐	☐	☐

2	To transact such other business as may properly come before the Meeting and any adjournments thereof.	☐	☐	☐